Exhibit 21.1

Subsidiaries

Subsidiary	State of Organization
Abby Burton, LLC [1]	Ohio

Adriana Eleven, LLC[2]	New York

Allison Main, LLC [1]	Ohio

American CatCon, Inc.[3]	Texas

Buffalo Shredding and Recycling, LLC[2]	New York

Catherine Lake, LLC[2]	New York

Elizabeth Hazel, LLC [1]	Ohio

Ellen Barlow, LLC[2]	New York

Federal Autocat Recycling, LLC [4]	New Jersey

General Smelting and Refining, Inc. [5]	Tennessee

Gulf Coast Recycling, Inc.	Florida

Hypercat Advanced Catalyst Products, LLC [4]	New Jersey

Mayco Industries, Inc.	Alabama

Megan Division, LLC [1]	Ohio

Melinda Hazel, LLC [1]	Ohio

Metalico Akron, Inc.	Ohio

Metalico Akron Realty, Inc.	Ohio

Metalico Alabama Realty, Inc.	Alabama

Metalico Aluminum Recovery, Inc.	New York

Metalico Buffalo, Inc. [7]	New York

Metalico-College Grove, Inc.	Tennessee

Metalico Colliers Realty, Inc.	West Virginia

Metalico-Granite City, Inc	Illinois

Metalico Gulfport Realty, Inc.	Mississippi

Metalico JBI Cleveland, LLC[8]	Ohio

Metalico Neville Realty, Inc.	Pennsylvania

Metalico New York, Inc. [9]	New York

Metalico Pittsburgh. Inc. [10]	Pennsylvania

Metalico Rochester, Inc.[1][1]	New York

Metalico Syracuse Realty, Inc.	New York

Metalico Transfer, Inc.	New York

Metalico Transfer Realty, Inc.	New York

Metalico Transport, Inc. [1][2]	New York

Metalico Youngstown, Inc.	Delaware

Olivia DeForest, LLC [1]	Ohio

River Hills by the River, Inc.	Florida

Santa Rosa Lead Products, Inc.	California

Skyway Auto Parts, Inc.	New York

Totalcat Group, Inc.	Delaware

Tranzact Corporation	Delaware

West Coast Shot, Inc.	Nevada

[1]	Metalico Akron Realty, Inc. is sole member.
[2]	Metalico New York, Inc. is sole member.
[3]	Formerly known as Metalico CatCon, Inc.
[4]	Totalcat Group, Inc. is sole member.
[5]	Inactive
[6]	Formerly known as Hypercat Coating Limited Liability Company
[7]	Formerly known as Lake Erie Recycling Corp.
[8]	Joint venture; Metalico Akron, Inc. owns 50.1%
[9]	Formerly known as Metalico Syracuse, Inc.
[10]	Formerly known as Metalico Neville, Inc.
[11]	Formerly known as Metalico Lyell Acquisitions, Inc.
[12]	Formerly known as Buffalo Hauling Corp.